Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 7, 2005 pertaining to the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan of our report dated February 8, 2005, with respect to the consolidated financial statements and schedule of Axsys Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Hartford, Connecticut
September 2, 2005	/s/ Ernst & Young LLP